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                                                                     Exhibit 5.1
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                [LETTERHEAD OF HALE AND DORR LLP APPEARS HERE]


                                 July 28, 1997

Physicians Quality Care, Inc.
950 Winter Street, Suite 2410
Waltham, Massachusetts 02154

     Re:  Registration Statement on Form S-1, File No. 333-26137
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-26137) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 8,000,000 shares of Class A Common Stock, $0.01 par value per share (the "Shares"), of Physicians Quality Care, Inc., a Delaware corporation (the "Company").

     We have examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and Bylaws of the Company, each as restated and/or as amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     We assume that the appropriate action will be taken, prior to the offer and sale of the Share, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.
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Physicians Quality Care, Inc.
July 28, 1997
Page 2


     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and, when issued as consideration for the business combination transactions contemplated by the Registration Statement as amended or supplemented from time to time, will be fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                     Very truly yours,

                                     /s/ Hale and Dorr LLP

                                     HALE AND DORR LLP